Exhibit 99.1

GOLDEN ENTERTAINMENT’S SECOND QUARTER NET REVENUE RISES 7.7%

TO RECORD $110.5 MILLION AND ADJUSTED EBITDA RISES 12.8% TO RECORD $15.0 MILLION

LAS VEGAS – August 4, 2017 – Golden Entertainment, Inc. (NASDAQ:GDEN) (“Golden Entertainment” or the “Company”), today announced financial results for the second quarter ended June 30, 2017, as summarized below.

	Three Months Ended			Six Months Ended
	June 30, 2017	June 30, 2016	% Change	June 30, 2017	June 30, 2016	% Change
	(Unaudited, in thousands)
Net revenues
Nevada Distributed Gaming	$68,741	$64,859	6.0%	$135,819	$129,411	5.0%
Montana Distributed Gaming (1)	15,446	12,906	19.7%	30,627	16,938	80.8%
Total Distributed Gaming	84,187	77,765	8.3%	166,446	146,349	13.7%
Nevada Casinos	8,833	8,669	1.9%	17,926	17,399	3.0%
Maryland Casino	17,377	16,040	8.3%	32,592	29,723	9.7%
Total Casinos	26,210	24,709	6.1%	50,518	47,122	7.2%
Corporate and other	96	84	14.3%	175	121	44.6%
Net revenues	$110,493	$102,558	7.7%	$217,139	$193,592	12.2%

Net income (loss)
Nevada Distributed Gaming	$6,978	$5,525	26.3%	$14,507	$11,185	29.7%
Montana Distributed Gaming (1)	880	770	14.3%	1,572	1,038	51.4%
Total Distributed Gaming	7,858	6,295	24.8%	16,079	12,223	31.5%
Nevada Casinos	1,143	1,946	-41.3%	3,189	3,350	-4.8%
Maryland Casino	3,809	2,980	27.8%	6,490	4,570	42.0%
Total Casinos	4,952	4,926	0.5%	9,679	7,920	22.2%
Corporate and other	(11,097)	(8,421)	31.8%	(18,703)	(15,104)	23.8%
Net income	$1,713	$2,800	-38.8%	$7,055	$5,039	40.0%

Adjusted EBITDA (2)
Nevada Distributed Gaming	$11,277	$9,574	17.8%	$22,277	$19,014	17.2%
Montana Distributed Gaming (1)	2,201	1,787	23.2%	4,307	2,568	67.7%
Total Distributed Gaming	13,478	11,361	18.6%	26,584	21,582	23.2%
Nevada Casinos	2,379	3,016	-21.1%	5,270	5,337	-1.3%
Maryland Casino	4,555	3,827	19.0%	7,966	6,270	27.0%
Total Casinos	6,934	6,843	1.3%	13,236	11,607	14.0%
Corporate and other	(5,409)	(4,903)	10.3%	(11,248)	(9,340)	20.4%
Adjusted EBITDA	$15,003	$13,301	12.8%	$28,572	$23,849	19.8%

___________________

(1)	Represents the results from the Montana distributed gaming businesses acquired in January and April 2016 from their respective acquisition dates.
(2)	Adjusted EBITDA is a non-GAAP financial measure and definitions and disclosures, including reconciliations, are included at the end of the press release.

Blake L. Sartini, Chairman and Chief Executive Officer of Golden Entertainment, commented, “Our record 2017 second quarter financial results benefited from double-digit Adjusted EBITDA growth in our Nevada and Montana distributed gaming businesses as well as at our Rocky Gap Casino in Maryland. Golden Entertainment generated second quarter 2017 consolidated net revenue growth of 7.7% and grew Adjusted EBITDA by a healthy 12.8%.

“In June, we announced our $850 million acquisition of American Casino & Entertainment Properties which will bring four exciting Southern Nevada properties – the Stratosphere Casino, Hotel & Tower, Arizona Charlie’s Decatur and Arizona Charlie’s Boulder in the Las Vegas Valley and Aquarius Casino Resort in Laughlin – into the Golden Entertainment family. Upon completion of the transaction, these four properties are expected to complement our existing portfolio and allow us to pursue a strategy of cross-regional promotion to our mid-market customers in Nevada, Montana and Maryland. In addition, the transaction will significantly expand our presence in Nevada, which we see as the country’s strongest, most stable regional gaming market.

“Late in the second quarter we were granted a terminal operator license by the Illinois Gaming Board, representing Golden Entertainment’s fourth licensed jurisdiction. We believe Illinois is an attractive and growing distributed gaming market where we intend to establish a presence through both organic and inorganic means. Given our leading distributed gaming operations in Nevada and Montana, we believe we are well suited to emerge as a partner of choice for existing and new distributed gaming locations throughout the state of Illinois.

“As we look to the second half of 2017, our Company remains well positioned to benefit from ongoing investment in our existing businesses as we continue to evaluate further opportunities to expand our footprint. To date in 2017 we have opened three of our planned seven new Las Vegas tavern locations and, more recently, completed the acquisition of the state-owned slot machines on our Rocky Gap slot floor. This investment has reduced our Maryland slot tax rate by 10% and we expect to realize an approximately $3 million increase in Rocky Gap’s property Adjusted EBITDA on an annualized basis. This is an exciting period of growth for Golden Entertainment and we believe our diverse business expansion efforts, combined with our pending acquisition of American Casino & Entertainment Properties, will significantly enhance long-term value for our shareholders.”

Results for the Three Months Ended June 30, 2017

Consolidated net revenues for the 2017 second quarter were $110.5 million, compared to $102.6 million in the prior-year quarter. The increase in net revenues was driven primarily by an increase in gaming revenues, reflecting the opening of new taverns and the addition of one of the Company’s Montana distributed gaming operations which was acquired in April 2016, as well as by continued growth at Rocky Gap Casino. The Company’s Distributed Gaming business grew net revenue 8.3% year over year to $84.2 million. Net revenues for the Company’s Casino operations grew 6.1% over the prior-year period to $26.2 million.

For the second quarter of 2017, net income was $1.7 million, or $0.07 per diluted share, compared to $2.8 million, or $0.12 per diluted share, in the prior-year quarter. Our Distributed Gaming business grew net income 24.8% year over year, and net income for the Company’s Casino operations grew 0.5% year over year.

Adjusted EBITDA for the 2017 second quarter was $15.0 million, compared to $13.3 million for the prior-year period. The increase in Adjusted EBITDA was driven primarily by the growth in consolidated net revenues, reflecting the opening of new taverns, the addition of one of the Company’s distributed gaming operations in Montana and growth at Rocky Gap, partially offset by weaker performance in Pahrump. Our Distributed Gaming business grew Adjusted EBITDA 18.6% year over year, and Adjusted EBITDA for the Company’s Casino operations grew 1.3% year over year.

Balance Sheet and Liquidity

As of June 30, 2017, the Company had cash and cash equivalents of $49.8 million and total outstanding debt of $178.7 million. Outstanding debt under the Company’s senior credit facility included $144 million in senior secured term loans and $27 million in borrowings under the Company’s revolving credit facility. The weighted-average effective interest rate on outstanding borrowings under these facilities for the first six months of 2017 was approximately 3.4%.

Charles H. Protell, Chief Strategy Officer and Chief Financial Officer, commented, “Golden Entertainment’s continued strong financial performance enabled us to further invest across our business while reducing overall leverage in the second quarter of 2017. Total borrowings on our credit facility declined $3 million while we completed $5.4 million of capital expenditures at our properties. We expect to maintain the strong operating performance of our existing businesses in the second half of 2017 and, as we look forward to the closing of our acquisition of American Casino & Entertainment Properties, we will continue to evaluate new strategic opportunities to enhance our portfolio of leading casino resorts and distributed gaming operations.”

Investor Conference Call and Webcast

The Company will host a webcast and conference call today, August 4, 2017 at 1:30 p.m. Eastern Time, to discuss the second quarter 2017 results. The conference call may be accessed live by dialing (844) 465-3054 or (480) 685-5227 for international callers and entering the passcode 61529965. A replay will be available beginning at 4:30 p.m. ET on August 4, 2017 and may be accessed by dialing (855) 859-2056 or (404) 537-3406 for international callers; the passcode is 61529965. The replay will be available until August 7, 2017. The call will also be webcast live through the “Investors” section of the Company’s website, www.goldenent.com. A replay of the audio webcast will also be archived on the Company’s website, www.goldenent.com.

If you have questions about Golden Entertainment or are interested in conducting a conference call with Golden Entertainment management, please contact JCIR at (212) 835-8500 or gden@jcir.com.

Forward-Looking Statements

This press release contains forward-looking statements regarding future events and our future results that are subject to the safe harbors created under the Securities Act of 1933 and the Securities Exchange Act of 1934. Forward-looking statements can generally be identified by the use of words such as “anticipate,” “believe,” “continue,” “could,” “estimate,” “expect,” “forecast,” “intend,” “may,” “plan,” “project,” “potential,” “seek,” “should,” “think,” “will,” “would” and similar expressions. In addition, forward-looking statements include statements regarding the Company’s strategies, objectives, business opportunities and plans for future expansion, developments or acquisitions, anticipated future growth and trends in the Company’s business or key markets, projections of future financial condition, operating results, capital expenditures, or other financial items, anticipated regulatory and legislative changes, as well as other statements that are not statements of historical fact. Forward-looking statements regarding our pending acquisition of the outstanding membership interests of American Casino & Entertainment Properties, LLC (the “Transaction”) include statements regarding the planned completion of the Transaction, the benefits of the Transaction, our plans, objectives, expectations and intentions regarding the Transaction, and the expected timing of completion of the Transaction. Forward-looking statements are based on the Company’s current expectations and assumptions regarding the Company’s business, the economy and other future conditions. These forward-looking statements are subject to assumptions, risks and uncertainties that may change at any time, and readers are therefore cautioned that actual results could differ materially from those expressed in any forward-looking statements. Factors relating to the Transaction that could cause our actual results to differ materially include, among other things: the ability to obtain required regulatory approvals for the Transaction (including the approval of gaming and antitrust authorities necessary to complete the Transaction), the timing of obtaining such approvals and the risk that such approvals may result in the imposition of conditions that could materially adversely affect us, American and the expected benefits of the Transaction; the risk that a condition to closing of the Transaction may not be satisfied on a timely basis or at all, the failure of the Transaction to close for any other reason and the risk of liability to us in connection therewith; access to available financing (including financing for the acquisition) on a timely basis and on reasonable terms; the effects of disruption caused by the Transaction making it more difficult for us to execute our operating plan effectively or to maintain relationships with employees, vendors and other business partners; failure to realize the anticipated cost savings, synergies and other benefits of the Transaction; litigation in connection with the Transaction; and our ability to successfully integrate American’s businesses. Other factors that could cause actual results to differ materially include: the Company’s ability to realize the anticipated cost savings, synergies and other benefits of the merger with Sartini Gaming, Inc. and the acquisitions of distributed gaming assets in Montana, and integration risks relating to such transactions, changes in national, regional and local economic and market conditions, legislative and regulatory matters (including the cost of compliance or failure to comply with applicable laws and regulations), increases in gaming taxes and fees in the jurisdictions in which the Company operates, litigation, increased competition, the Company’s ability to renew its distributed gaming contracts, reliance on key personnel (including our Chief Executive Officer, Chief Operating Officer and Chief Strategy and Financial Officer), the level of the Company’s indebtedness and the Company’s ability to comply with covenants in its debt facilities, terrorist incidents, natural disasters, severe weather conditions, the effects of environmental and structural building conditions, the effects of disruptions to the Company’s information technology and other systems and infrastructure, an unexpected occurrence of an “ownership change” as defined in Section 382 of the Internal Revenue Code, and factors affecting the gaming, entertainment and hospitality industries generally. In addition, please refer to the risk factors contained in the Company’s SEC filings available at www.sec.gov, including the Company’s most recent Annual Report on Form 10-K and Quarterly Report on Form 10-Q. Readers are cautioned not to place undue reliance on any forward-looking statements, which speak only as of the date of this press release. The Company undertakes no obligation to revise or update any forward-looking statements for any reason.

Non-GAAP Financial Measures

To supplement the Company’s consolidated financial statements presented in accordance with United States generally accepted accounting principles (“GAAP”), the Company uses Adjusted EBITDA, which measure the Company believes is appropriate to provide meaningful comparison with, and to enhance an overall understanding of, the Company’s past financial performance and prospects for the future. The Company believes Adjusted EBITDA (and associated margin calculations) provide useful information to both management and investors by excluding specific expenses and gains that the Company believes are not indicative of its core operating results. Further, Adjusted EBITDA is a measure of operating performance used by management, as well as industry analysts, to evaluate operations and operating performance and is widely used in the gaming industry. The presentation of this additional information is not meant to be considered in isolation or as a substitute for measures of financial performance prepared in accordance with GAAP. In addition, other companies in the gaming industry may calculate Adjusted EBITDA differently than the Company does. Reconciliations of Adjusted EBITDA to net income (loss) are provided in the financial information tables below.

The Company defines “Adjusted EBITDA” as earnings before interest and other non-operating income (expense), income taxes, depreciation and amortization, preopening expenses, acquisition and merger expenses, class action litigation expense, share-based compensation expenses, executive severance and sign-on bonuses, impairments and other gains and losses. Adjusted EBITDA for a particular segment or operation is Adjusted EBITDA before corporate overhead, which is not allocated to each segment or operation. The Company defines “Adjusted EBITDA margins” for the Company or a particular segment or operation as Adjusted EBITDA divided by net revenues for the Company or such segment or operation, as applicable.

About Golden Entertainment, Inc.

Golden Entertainment, Inc. owns and operates gaming properties across two divisions – distributed gaming and resort and casino operations. Golden Entertainment operates approximately 12,000 gaming devices and nearly 30 table games in Nevada, Maryland and Montana. The Company owns four casino properties, more than 50 taverns and operates approximately 1,000 distributed gaming locations in multiple jurisdictions. Golden Entertainment is focused on maximizing the value of its portfolio by leveraging its scale, leadership position and proven management capabilities across its two divisions. For more information, visit www.goldenent.com.

Contacts

Investor Relations	Media Relations
Joseph Jaffoni, Richard Land, James Leahy	Howard Stutz
JCIR	Director Corporate Communications
212/835-8500 or gden@jcir.com	702/495-4490 or hstutz@goldenent.com

Golden Entertainment, Inc.

Consolidated Statements of Operations

(Unaudited, in thousands, except per share data)

	Three Months Ended		Six Months Ended
	June 30, 2017	June 30, 2016	June 30, 2017	June 30, 2016
Revenues
Gaming	$94,649	$88,337	$186,171	$166,809
Food and beverage	15,808	14,101	31,458	27,442
Rooms	2,012	1,945	3,590	3,500
Other operating	3,693	3,079	7,078	5,291
Gross revenues	116,162	107,462	228,297	203,042
Less: Promotional allowances	(5,669)	(4,904)	(11,158)	(9,450)
Net revenues	110,493	102,558	217,139	193,592

Expenses
Gaming	64,946	63,541	127,833	119,032
Food and beverage	9,697	8,472	19,303	16,599
Rooms	311	305	620	565
Other operating	3,484	1,167	6,684	1,946
Selling, general and administrative	19,429	16,222	37,931	32,456
Acquisition and merger expenses	2,066	434	2,066	475
Preopening expenses	574	519	846	1,092
Depreciation and amortization	7,408	6,847	13,960	12,639
Total expenses	107,915	97,507	209,243	184,804
Income from operations	2,578	5,051	7,896	8,788

Non-operating income (expense)
Interest expense, net	(2,000)	(1,640)	(3,683)	(3,097)
Other, net	—	—	—	18
Total non-operating expense, net	(2,000)	(1,640)	(3,683)	(3,079)
Income before income tax benefit (provision)	578	3,411	4,213	5,709
Income tax benefit (provision)	1,135	(611)	2,842	(670)
Net income	$1,713	$2,800	$7,055	$5,039

Weighted-average common shares outstanding
Basic	22,265	22,136	22,258	22,044
Dilutive impact of stock options and restricted stock units	1,023	299	799	299
Diluted	23,288	22,435	23,057	22,343
Net income per share
Basic	$0.08	$0.13	$0.32	$0.23
Diluted	$0.07	$0.12	$0.31	$0.23

Golden Entertainment, Inc.

Consolidated Balance Sheets

(Unaudited, in thousands)

	June 30, 2017	December 31, 2016
ASSETS
Current assets
Cash and cash equivalents	$49,809	$46,898
Accounts receivable, net	6,428	6,697
Income taxes receivable	193	2,340
Prepaid expenses	4,981	9,761
Inventories	3,036	2,605
Other	1,600	1,346
Total current assets	66,047	69,647

Property and equipment, net	142,028	137,581

Other assets
Goodwill	105,655	105,655
Intangible assets, net	94,917	98,603
Deferred income taxes	2,813	—
Other	11,058	7,592
Total other assets	214,443	211,850
Total assets	$422,518	$419,078

LIABILITIES AND SHAREHOLDERS' EQUITY
Current liabilities
Current portion of long-term debt	$15,401	$15,752
Accounts payable	10,343	11,739
Accrued taxes, other than income taxes	1,147	3,024
Accrued payroll and related	4,725	3,478
Other accrued expenses	5,366	3,846
Total current liabilities	36,982	37,839

Long-term debt, net	161,393	167,690
Deferred income taxes	—	38
Other long-term obligations	3,759	4,085
Total liabilities	202,134	209,652
Commitments and contingencies

Shareholders' equity
Common stock, $.01 par value; authorized 100,000 shares; 22,322 and 22,232 common shares issued and outstanding, respectively	223	223
Additional paid-in capital	294,059	290,157
Accumulated deficit	(73,898)	(80,954)
Total shareholders' equity	220,384	209,426
Total liabilities and shareholders' equity	$422,518	$419,078

Golden Entertainment, Inc.

Reconciliation of Adjusted EBITDA to Net Income (Loss)

(Unaudited)

	Three Months Ended June 30, 2017
(In thousands)	Adjusted EBITDA	Depreciation/ amortization	Other operating expenses (1)	Non- operating expenses (2)	Income tax benefit	Net income (loss)
Nevada Distributed Gaming	$11,277	$(3,700)	$(311)	$(288)	$-	$6,978
Montana Distributed Gaming	2,201	(1,242)	(89)	10	-	880
Total Distributed Gaming	13,478	(4,942)	(400)	(278)	-	7,858
Nevada Casinos	2,379	(1,281)	-	45	-	1,143
Maryland Casino	4,555	(744)	-	(2)	-	3,809
Total Casinos	6,934	(2,025)	-	43	-	4,952
Corporate and other	(5,409)	(441)	(4,617)	(1,765)	1,135	(11,097)
Consolidated total	$15,003	$(7,408)	$(5,017)	$(2,000)	$1,135	$1,713

	Three Months Ended June 30, 2016
(In thousands)	Adjusted EBITDA	Depreciation/ amortization	Other operating expenses (1)	Non- operating expenses (2)	Income tax provision	Net income (loss)
Nevada Distributed Gaming	$9,574	$(3,618)	$(391)	$(40)	$-	$5,525
Montana Distributed Gaming	1,787	(979)	(38)	-	-	770
Total Distributed Gaming	11,361	(4,597)	(429)	(40)	-	6,295
Nevada Casinos	3,016	(1,069)	-	(1)	-	1,946
Maryland Casino	3,827	(847)	-	-	-	2,980
Total Casinos	6,843	(1,916)	-	(1)	-	4,926
Corporate and other	(4,903)	(334)	(974)	(1,599)	(611)	(8,421)
Consolidated total	$13,301	$(6,847)	$(1,403)	$(1,640)	$(611)	$2,800

	Six Months Ended June 30, 2017
(In thousands)	Adjusted EBITDA	Depreciation/ amortization	Other operating expenses (3)	Non- operating expenses (4)	Income tax benefit	Net income (loss)
Nevada Distributed Gaming	$22,277	$(7,045)	$(396)	$(329)	$-	$14,507
Montana Distributed Gaming	4,307	(2,531)	(213)	9	-	1,572
Total Distributed Gaming	26,584	(9,576)	(609)	(320)	-	16,079
Nevada Casinos	5,270	(2,125)	-	44	-	3,189
Maryland Casino	7,966	(1,471)	-	(5)	-	6,490
Total Casinos	13,236	(3,596)	-	39	-	9,679
Corporate and other	(11,248)	(788)	(6,107)	(3,402)	2,842	(18,703)
Consolidated Total	$28,572	$(13,960)	$(6,716)	$(3,683)	$2,842	$7,055

	Six Months Ended June 30, 2016
(In thousands)	Adjusted EBITDA	Depreciation/ amortization	Other operating expenses (3)	Non- operating expenses (4)	Income tax provision	Net income (loss)
Nevada Distributed Gaming	$19,014	$(6,987)	$(767)	$(75)	$-	$11,185
Montana Distributed Gaming	2,568	(1,308)	(222)	-	-	1,038
Total Distributed Gaming	21,582	(8,295)	(989)	(75)	-	12,223
Nevada Casinos	5,337	(1,986)	-	(1)	-	3,350
Maryland Casino	6,270	(1,700)	-	-	-	4,570
Total Casinos	11,607	(3,686)	-	(1)	-	7,920
Corporate and other	(9,340)	(658)	(1,433)	(3,003)	(670)	(15,104)
Consolidated Total	$23,849	$(12,639)	$(2,422)	$(3,079)	$(670)	$5,039

______________

(1)

Other operating expenses primarily include preopening expenses, share-based compensation and acquisition and merger costs. For the three months ended June 30, 2017, Corporate and Other included share-based compensation expenses, acquisition costs and preopening costs of $2.3 million, $2.1 million and $0.2 million, respectively. For the three months ended June 30, 2016, Corporate and Other included share-based compensation expenses of $0.5 million and merger expenses of $0.4 million. For the three months ended June 30, 2017 and 2016, Total Distributed Gaming included preopening expenses of $0.4 million.

(2)

Non-operating expenses include interest expense, net and other income (expense), net. Corporate and Other included interest expense, net of $1.8 million and $1.6 million for the three months ended June 30, 2017 and 2016, respectively.

(3)

For the six months ended June 30, 2017, Corporate and Other included share-based compensation expenses, acquisition costs and preopening costs of $3.7 million, $2.1 million and $0.2 million, respectively. For the six months ended June 30, 2016, Corporate and Other included share-based compensation expenses of $0.9 million and merger expenses of $0.5 million. For the six months ended June 30, 2017 and 2016, Total Distributed Gaming included preopening expenses of $0.6 million and $1.0 million, respectively.

(4)

Non-operating expenses include interest expense, net and other income (expense), net. Corporate and Other included interest expense, net of $3.4 million and $3.0 million for the six months ended June 30, 2017 and 2016, respectively.

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